EXHIBIT 99.1

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CONTACT:	Delta Corporate Communications
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China Eastern Airlines Public Relations
+86 21 22331435

China Eastern and Delta solidify strategic partnership

$450 million investment connects two complementary airline networks

SHANGHAI and ATLANTA, July 27, 2015 – China Eastern Airlines and Delta Air Lines today signed an agreement to expand their partnership and better connect Delta’s global network with China Eastern, one of the leading airlines in China. The agreement will include a $450 million investment by Delta to acquire a 3.55 percent stake in China Eastern.

This move marks a significant step in the airlines’ collaboration and partnership that will allow Delta and China Eastern to compete more effectively on routes between the U.S. and China, provide more travel options for customers in both countries and make joint investments in the customer experience.

“The execution of the Subscription Agreement and the launching of commercial cooperation plan by China Eastern and Delta indicate significant strategic moves of China Eastern to comprehensively reform further, actively explore and develop mixed ownership economy, and actively promote globalized development,” said Shaoyong Liu, China Eastern CEO. “The cooperation of the parties is based on a global vision and joint strategic blueprint. The parties will take advantage of their respective route networks, flight services, relevant businesses and advantageous resources to fully connect the world’s two top economies as well as two top air transportation markets. The parties wish, through excellent operation and international cooperation, to optimize customer experience, enhance the parties’ global competitiveness and promotes the development and revenue growth of both parties.”

“Delta’s relationship with China Eastern is long-standing. We share a vision that will create the most profitable, enduring franchise between the U.S. and China, with world-class customer service,” said Richard Anderson, Delta CEO. “For the past three years, Delta has welcomed members of the China Eastern team at our headquarters for sharing best practices and work study opportunities. We have learned much from one another already and look forward to deepening our already effective partnership.”

China Eastern, with its wholly owned subsidiary Shanghai Airlines, and Delta currently operate codeshare flights on 30 domestic routes in the U.S., 43 domestic routes in China and seven trans-Pacific routes between China and the U.S. China Eastern serves the three largest U.S. markets, with four nonstop flights from Shanghai and Delta serves the three largest cities in China with six daily non-stop flights from the U.S.

China Eastern and Delta continue to strengthen cooperation and support each other in the China-U.S. market through greater access to each other’s networks and an improved customer experience. Among recent improvements:

•	China Eastern and Delta have expanded their joint China-U.S. offering – further cementing their position in the largest market to/from Shanghai – with Delta’s recent addition of new Los Angeles to Shanghai service.
•	Delta’s recent move to Terminal 1 at Shanghai’s Pudong Airport to co-locate with China Eastern and Shanghai Airlines has resulted in more convenient connections and a seamless airport and baggage experience for customers.
•	Newly developed joint corporate sales provide more competitive products to customers in China and the U.S.

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Equity investment

As part of the enhanced strategic partnership, China Eastern and Delta entered into a conditional subscription agreement where Delta will invest $450 million in China Eastern’s H-shares, which trade on the Hong Kong Stock Exchange. The investment equals approximately 10 percent of China Eastern H shares and [3.55] percent of the total shares of China Eastern. Delta also will be entitled to an observer seat on the China Eastern board of directors. The agreement is conditioned upon achievement of a final marketing agreement and approval by each carrier’s board of directors.

“The cooperation between China Eastern and Delta is a strategic cooperation between two excellent airlines which connect the world’s two top economies as well as two top air transportation markets. We’re fully confident in the prospect of the cooperation,” said Shaoyong Liu, the Chairman of China Eastern.

“Delta’s equity investment in China Eastern is an investment in the future success of the partnership,” Anderson said. China is the second largest travel market from the US and is projected to grow more than twice the global average, becoming the largest market from the U.S. in the next few years.

China Eastern in the U.S.

China Eastern will operate 35 weekly departures to 4 destinations in US from Shanghai, 2 flights a day to Los Angeles, daily to New York, San Francisco and Hawaii, also 3 flights a week from NanJing to Los Angeles. China Eastern operates Luxurious new 777-300ERs on routes between China and North America, which will be a major market for China Eastern over the future years. China Eastern plans to open new routes to North America and also boost frequencies on existing routes.

Delta in China

Delta will operate 28 weekly departures to Shanghai this summer. Delta also offers daily service to China's capital, Beijing, from Seattle and Detroit and to Hong Kong from Seattle. Delta has grown its China network by nearly three times in the past five years.

The partnership with China Eastern is part of Delta's broader strategy to collaborate and expand services to China and offer the most robust global airline network to become a more prominent U.S. carrier while continuing to offer the most robust network choices of a U.S. global carrier.

Delta is making significant investments to build the most Chinese-friendly U.S. airline. Chinese travelers are well served with local language options on delta.com, at airport self-service kiosks and among in-flight entertainment selections. The airline has Chinese-speaking flight attendants on every flight to and from China and offers Chinese cuisine among its in-flight meal options. Delta launched its official WeChat account to provide Chinese customers with in-language flight information, marketing promotions and tips for popular Delta destinations through China's most popular SNS service.

About China Eastern

Headquartered in Shanghai, CEA is one of the leading airlines in China. It has been listed in Shanghai, Hong Kong and New York since 1997, which is the first airline in the civil aviation industry in China that achieved listing in three markets. Adhering to the philosophy of “Customer-Oriented and Dedicated Service,” CEA has been providing safe and comfortable air journeys to passengers for many years and in many occasions been named "The Most Popular Airline" by internationally-recognized institutions. The fleet of the Company comprised a total of 550 modern aircraft and freighters. Leveraging upon Shanghai core hub and Xi’an and Kunming regional hubs, it has established and extended its aviation transportation network to cover 1,052 destinations in 177 countries. With an extensive global outreach, the Company provides quality services to more than 90 million travelers all over the world every year. The Company joined SkyTeam Alliance in 2011. Its Eastern Miles frequent flyer program now has 22.84 million members who can enjoy member benefits offered by 20 airlines of SkyTeam Alliance and lounge access to 516 lounges worldwide. With the concept of “World-class hospitality with Eastern charm,” China Eastern creates splendid travel experiences for global customers with an “accurate, delicate and precise” service quality. The Company strives to become an integrated aviation services and logistics services provider that is “cherished by staff, preferred by customers, satisfied by shareholders and trusted by society.”
Website :  www.ceair.com; Customer service line :  +86 (95530).

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About Delta

Delta Air Lines serves more than 170 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for four consecutive years, a first for any airline. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 334 destinations in 64 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; the effects of terrorist attacks or geopolitical conflict; and the effects of the rapid spread of contagious illnesses. Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of July 27, 2015, and which we have no current intention to update.

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